EXHIBIT 10.20

                              ALBANK, FSB

                   1996 MANAGEMENT INCENTIVE PLAN

                          TABLE OF CONTENTS

Section                   Item                                             Page

   1                      Plan Objectives and Eligibility                  1

   2                      Definitions                                      2

   3                      Description of the Plan                          4
                          Fund Generation                                  4

   4                      Allocation and Payment of Awards                 5
                            Allocation                                     5
                            Payment of Incentives                          5
                            If Participant Retires or Becomes Disabled     5
                            If a Participant Dies                          6
                            Beneficiary Designation                        6

   5                      Administration                                   7

   6                      Rights and Interest Under the Plan               10

                  Exhibit I     1996 Plan Goals

                  Exhibit II    1996 Target Incentive Table

                  Exhibit III   Modification Factor - Performance vs. Payout

                                  SECTION 1

                       PLAN OBJECTIVES AND ELIGIBILITY

The executive compensation program at ALBANK, FSB provides rewards that maintain a balance of focus on both annual executive performance and increases in long-term shareholder value. The major components of the program are a base salary, an annual incentive plan and a long-term stock-based incentive plan. This document describes the annual incentive plan which is designed to:

      Create a direct incentive for key officers to continue to deliver superior returns to the shareholders and to continually improve key aspects of the business

      Provide compensation opportunities which are competitive and support efforts to recruit and retain outstanding top executives.

The annual management incentive plan will be based upon those measures of annual bank performance which ultimately lead to the enhancement of shareholder value, and be leveraged in such a manner to reward executives competitively only for competitively superior results.


Eligibility

Selected key executives are eligible to participate in the plan. Participation will be authorized by the Committee and approved by the Board.

                                  SECTION 2

                                 DEFINITIONS

The following are definitions of terms used throughout this document to describe key components of the Management Incentive Plan.

(a) "Approved Incentive": The incentive which has been approved by the chief executive officer and the Human Resources Committee of the Board of Directors to be paid by ALBANK, FSB to the individual.

(b) "Award Date": The last day of each fiscal year.

(c) "Board": The full Board of Directors of ALBANK, FSB. In cases which require approval of matters relating to this Incentive Plan, the "Board" will mean and constitute those members of the Board of Directors who are classified as disinterested persons pursuant to SEC Rule 16b-3(c)(2)(i).

(d) "Committee": The Human Resource Committee of the Board, which will be composed of two or more Directors, each of whom is a disinterested person.

(e) "Company": ALBANK, FSB, its subsidiaries and divisions.

(f) "Formula Incentive": The individual standard award modified by organizational performance.

(g) "Maximum Incentive": the award for any award year that is 200% of the standard incentive. In no event may an award to any participant for an award year exceed the maximum.

(h) "Normal Retirement Date": The first day of the month following a participant having attained age 65 and, for participants hired after 10/1/88, the later of attaining age 65 or the fifth anniversary of participant's initial participation in the retirement plan.

(i) "Participant": Any officer who is selected by the Committee to receive an award under this Plan.

(j) "Plan": ALBANK, FSB Management Incentive Plan.

(k) "Recommended Incentive Award": The individual incentive awards recommended by the chief executive officer.

(l) "Standard Incentive": The award that has been established for each executive level category (see exhibit II). Standard incentives are expressed as a percentage of salary. By design, these are the award levels that plan participants can expect to earn when ALBANK, FSB achieves its goals.

(m) "Threshold Incentive": The minimum award to be paid, if any award is indicated. This amount is 75% less than the standard incentive.

(n) "Salary": Salary shall be defined as the weighted base salary of the executive over the plan year in which the incentive award is designated.

                                  SECTION 3

                           DESCRIPTION OF THE PLAN

The annual management incentive plan will provide compensation based on the achievement of performance goals that will be defined each year by the Committee and approved by the Board.

The goals for the current year are shown in Exhibit I.

Standard Incentive Awards will be defined for each salary grade. If the Bank achieves its target performance goals, participants will receive the Standard Incentive for their salary grade. Standard Incentives for the current year are shown in Exhibit II.

If the Bank does not achieve its performance target but some award is still indicated, payouts may be prorated with a minimum (Threshold Incentive) equal to 25% of the Standard Incentive. If the Bank exceeds its target, awards may be increased up to 200% of the Standard Incentive (Maximum Incentives). Threshold and Maximum Incentives are shown in Exhibit III.

                              FUND GENERATION

An "Incentive Fund" will be created and accrued during the year for payment of awards to officers participating in the Plan. This fund will be the sum of the target award percentages multiplied by the aggregate weighted base salary of all eligible executives for the year. The accrual may be adjusted during the year with the approval of the Committee as the actual bank's performance versus goals becomes known.

                                  SECTION 4

                      ALLOCATION AND PAYMENT OF AWARDS

Allocation

Allocation of the award will be recommended by the chief executive officer with the approval of the Human Resources Committee of the Board of Directors. Individual executives' awards may vary based upon their contribution to the overall performance of the Bank. However, the total of the actual individual awards will not exceed the fund generated by the performance of the Bank.

Payment of Incentives

When payable, incentives will be awarded as near to the close of the Company's fiscal year as may be feasible. Participants in the Plan must be employed at the end of the incentive (fiscal) year in order to be eligible to receive bonus payments, except as provided in other Sections of the Plan.

If Participant Retires or Becomes Disabled

An eligible participant who retires or becomes disabled during the year will receive payment from the plan, as follows. If the participant retires or becomes disabled:

      After the close of the plan year, but prior to the actual distribution of awards for such year, a full allotment for the plan year will be paid;

      After the beginning, but prior to the end of the plan year, the allotment will be prorated based on the actual period of their employment with the Company within the year.

If a Participant Dies

If a participant dies during the year, payment will be made to a beneficiary as follows. If the participant dies:

      After the close of the plan year, but prior to the actual distribution of awards for such year, a full allotment for the plan year will be paid to the beneficiary;

      After the beginning, but prior to the end of the plan year, the allotment will be prorated based on the actual period of their employment with the Company within the year. Payment will be made to the beneficiary.
      No awards will be paid for any period less than six months participation in the plan year.

Beneficiary Designation

Each Participant will file with the Committee a written designation of one or more people who will be entitled to receive the amount, if any, payable under the Plan upon the Participant's death. the Participant may revoke or change a beneficiary designation without the knowledge or consent of any prior beneficiary by filing a new designation with the Committee. The last such designation actually received by the Committee will be controlling; provided, however, that it is received prior to the Participant's death. Absent a valid designation, or if the original beneficiary has predeceased the Participant, then the Participant's estate will receive any benefit payable under the Plan.

                                  SECTION 5

                               ADMINISTRATION

(a) The Committee will determine who will participate in the Plan. The Committee will also determine whether a given participant will earn awards based on ALBANK'S performance objectives, or specified divisional performance objectives.

(b) The Committee will have full power and authority to construe, interpret, and administer the Plan. All decisions, actions or interpretations of the Committee will be final, conclusive, and binding upon all Participants.

(c) The Committee may employ attorneys, consultants, accountants, or other persons to render services in connection with the Plan, and the Company, the Board, the Committee and members of the Board and the Committee will be entitled to rely upon the advice, opinions, or valuations of such persons.

(d) Neither the Company, the Board, the Committee, nor any member of the Board or the Committee will be personally liable for any actions, determinations, or interpretations taken or made in good faith. The Company will indemnify and hold harmless, to the fullest extent permitted by the Company's bylaws or governing law, each member of the Committee and each director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be delegated, against any cost, expense or liability arising out of any act or failure to act in connection with the Plan.

(e) Nothing contained in the Plan will give any Participant the right to be retained in the employment of the Company or affect the right of the Company to dismiss any Participant.

(f) This Plan will not constitute a contract between the Company and any Participant and may be revoked at any time by the affirmative vote of the majority of the Board of Directors, except that rights accrued prior to such termination will be enforceable by the Participants.


(g) If the Committee will find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim for payment has been made by a duly appointed legal representative of such person) may, if the Committee so directs the Company, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment will be a complete discharge of the liability of the Plan, the Board, the Committee, and the Company.

(h) Except insofar as may otherwise be required by law, no amount payable at any time under the Plan will be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, will be void. If any person will attempt to, or will, alienate,sell, transfer, assign, pledge, attach, charge, or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of this bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them in such manner and proportion as the Committee may deem proper, subject, however, to such limitations as may be imposed by law, or by a court of competent jurisdiction.

(i) Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any eligible Participant or any other to receive payments from the Company under this Plan. Such right will be no greater than the right of an unsecured general creditor of the Company. All payments to be paid hereunder will be paid from the general funds of the Company and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in the Plan.

                                  SECTION 6

                     RIGHTS AND INTERESTS UNDER THE PLAN

(a) The establishment of the Plan will not give any Participant or beneficiary any right, title or interest in and to any specific assets of the Company.

(b) The Board reserves the right at any time and for any reason to amend, suspend, or terminate the Plan in whole or in part without the consent of any Participant or beneficiary.

                                             EXHIBIT I


                                          1996 PLAN GOALS

                                               TARGET
                             1             2             3             4             5

ROAE<F1>                  8.79          8.80         10.19         11.47         14.92

NPA/AA                    1.14          1.13           .98           .89           .84

OpExp/AA                  2.47          2.46          2.13          2.03          1.87

Growth EPS              $ 1.97        $ 1.98        $ 2.31        $ 2.53        $ 2.91


<F1> Includes unrealized gain(loss) on securities available for sale, net of tax.


                                             EXHIBIT II

                                   1996 TARGET INCENTIVE TABLE


                                                               Corporate      Individual
                                                             Performance     Performance
                                                               Incentive       Incentive
                                                                (Percent        (Percent
Position                         Grade          Level         of Salary)         Salary)

CEO                                N/A              I                50%              0%

EVP                                 20             II                32               8

SVP(Top	Mgmt Group)                 19            III                28               7

SVP/VP                           18/19             IV                24               6

VP                               16/17              V                16               4

Divisional President                18             VI                15              15


                                EXHIBIT III


                           MODIFICATION FACTOR
                         PERFORMANCE VS. PAYOUT


       Goal Achievement                 Percent of Target Payout

                 0-1.99                                        0

                   2                                          25<F1>

                   2.5                                        50

                   2.75                                       75

                   3                                         100

                   4                                         150

                   5                                         200

<F1> Threshold
